EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-50051, 333-82069, 333-97569, 333-155273 and 333-167170 on Form S-8 and Registration Statement No. 333-155272 on Form S-3 of Wendy’s/Arby’s Group, Inc. of our report dated March 3, 2011 relating to the financial statements of TIMWEN Partnership, which appears in this Annual Report on Form 10-K of Wendy’s/Arby’s Group, Inc.

/s/ PricewaterhouseCoopers LLP
Chartered Accountants, Licensed Public Accountants
Toronto, Canada
March 3, 2011